Exhibit 99.1

Bruker Reports Fourth Quarter and Fiscal Year 2016 Financial Results

BILLERICA, Mass. — February 13, 2017 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its fourth quarter and fiscal year (FY) ended December 31, 2016.

Bruker’s revenues for the fourth quarter of 2016 were $470.3 million, a decline of 1.6% compared to the fourth quarter of 2015.  Excluding a 1.9% positive effect from acquisitions and a 1.3% negative effect from changes in foreign currency rates, Bruker reported a year-over-year organic revenue decline of 2.2% in the fourth quarter of 2016.

Fourth quarter 2016 GAAP earnings per diluted share (EPS) were $0.43, compared to $0.36 in the fourth quarter of 2015.  Fourth quarter 2016 non-GAAP EPS were $0.46, compared to $0.38 in the fourth quarter of 2015.  A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

For the year 2016, Bruker’s revenues declined 0.8% to $1,611.3 million, compared to $1,623.8 million for the year 2015.  Excluding a 2.0% positive effect from acquisitions, and a 0.5% negative effect from changes in foreign currency rates, Bruker’s year-over-year organic revenue decline was 2.3% for the year 2016.

Bruker reported GAAP EPS of $0.95 in 2016, compared to $0.60 in 2015.  Non-GAAP EPS for 2016 were $1.19, compared to $0.89 in 2015.  Significant non-cash tax benefits related to the release of US tax valuation allowances contributed $0.15 to FY 2016 non-GAAP EPS, and gains related to foreign currency transactions contributed $0.03 to FY 2016 non-GAAP EPS.  These items had the same effect on our FY 2016 GAAP EPS.

Frank Laukien, President and CEO of Bruker, commented: “In the fourth quarter of 2016, Bruker again delivered strong operational and EPS improvements.  During the year 2016, Bruker continued to expand gross and operating margins significantly, and delivered strong EPS growth, despite weakness in our European academic and global industrial markets.”

He continued: “I am also very pleased with our recent strategic bolt-on acquisitions, which will enable us to offer more integrated analytical and diagnostic solutions, and accelerate our consumables, assay and software after-market growth strategy.  In addition, these acquisitions added important preclinical PET/SPECT, micro-EPR and nano-indenting product lines, and we believe we are now a global leader in superconducting materials.”

Dr. Laukien concluded: “We are planning to return to revenue growth in 2017 through a combination of resumed organic growth and contributions from acquisitions.  While we experienced pronounced weakness in European academic markets in the first three quarters of 2016, European bookings improved in the fourth quarter year-over-year, and we now anticipate less headwind from Europe in 2017.  With 150 basis points (bps) year-over-year expansion of our non-GAAP operating margin in 2016, we are proud to have delivered a cumulative 460 bps in non-GAAP operating margin expansion in the last two years.”

Fiscal Year 2017 Financial Outlook

The following financial outlook is based on average foreign exchange rates during the month of January 2017.

For FY 2017, the Company expects reported revenue growth of 1.5% to 2.5%, which includes organic revenue growth of 1% to 2%, and growth from acquisitions of 3.5% to 4%.  Changes in foreign currency rates are expected to have a negative impact on reported revenues of 3% to 3.5%.

Starting with our non-GAAP operating margin of 14.8% in 2016, and including the effects of our recent acquisitions, Bruker expects to increase its FY 2017 non-GAAP operating margin by 40 bps to 70 bps year-over-year. This includes approximately 40 bps headwind in FY 2017 from our recent strategic acquisitions.

For FY 2017, Bruker anticipates non-GAAP EPS of $1.05 to $1.09.

For the Company’s outlook for FY 2017 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today at 4:45 p.m. Eastern Time.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Fourth Quarter 2016 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10100315. The replay will be available beginning one hour after the end of the conference through March 13, 2017.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, and in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release and in the earnings webcast: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP EBITDA (Earnings before interest, taxes, depreciation and amortization); non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share.  These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are infrequent or non-recurring in nature.

We also refer to organic revenue growth, return on invested capital, and free cash flow in this press release and in the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue, excluding the effect of foreign currency changes and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment which is available for, among other things, acquisitions, investments in our business, and repayment of debt.  We define return on invested capital (RoIC) as non-GAAP operating profit after income tax and minority interest divided by average total capital, which we define as debt plus equity minus cash.  We believe RoIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business as it adjusts for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements.

With respect to the Company’s outlook for 2017 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition related expenses and purchase accounting fair value adjustments.  These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties which could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Head of Investor Relations

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: Miroslava.Minkova@Bruker.com

Bruker Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2016	2015

ASSETS

Current assets:
Cash and cash equivalents	$342.4	$267.1
Short-term investments	157.9	201.2
Accounts receivable, net	243.9	234.7
Inventories	440.4	422.0
Other current assets	88.2	106.5
Total current assets	1,272.8	1,231.5

Property, plant and equipment, net	239.1	231.1
Intangibles, net and other long-term assets	301.0	267.4

Total assets	$1,812.9	$1,730.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$20.1	$0.6
Accounts payable	86.1	72.1
Customer advances	149.0	178.3
Other current liabilities	270.7	303.5
Total current liabilities	525.9	554.5

Long-term debt	391.6	265.2
Other long-term liabilities	202.3	177.4

Total shareholders’ equity	693.1	732.9

Total liabilities and shareholders’ equity	$1,812.9	$1,730.0

FOR FURTHER INFORMATION:	Miroslava Minkova, Head of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2016	2015	2016	2015

Revenues	$470.3	$478.2	$1,611.3	$1,623.8
Cost of revenues	249.9	266.7	868.8	915.2

Gross profit	220.4	211.5	742.5	708.6

Operating expenses:
Selling, general and administrative	100.1	103.0	390.5	392.2
Research and development	38.2	36.7	149.0	145.7
Other charges, net	5.2	1.1	25.8	25.0
Total operating expenses	143.5	140.8	565.3	562.9

Operating income	76.9	70.7	177.2	145.7

Interest and other income (expense), net	11.5	(3.4)	0.4	(17.7)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	88.4	67.3	177.6	128.0
Income tax provision	19.3	5.3	23.1	23.1

Consolidated net income	69.1	62.0	154.5	104.9
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.1	0.6	0.9	3.3
Net income attributable to Bruker Corporation	$69.0	$61.4	$153.6	$101.6

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.43	$0.37	$0.95	$0.60
Diluted	$0.43	$0.36	$0.95	$0.60

Weighted average common shares outstanding:
Basic	160.1	167.8	161.4	168.2
Diluted	160.7	168.7	162.2	169.1

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2016	2015	2016	2015
Cash flows from operating activities:
Consolidated net income	$69.1	$62.0	$154.5	$104.9
Adjustments to reconcile consolidated net income to cash flows from operating activities:

Depreciation and amortization	13.9	13.3	54.3	53.3
Write-down of demonstration inventories to net realizable value	4.0	4.4	16.5	19.4
Stock-based compensation expense	2.6	2.2	9.4	8.0
Deferred income taxes	5.2	(28.3)	(26.9)	(29.4)
Loss on disposal of product line	—	—	—	0.2
Impairment and other non-cash expenses, net	(5.1)	17.0	7.6	26.5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(23.8)	7.3	(8.4)	45.0
Inventories	30.2	35.3	(43.2)	(5.4)
Accounts payable and accrued expenses	(8.1)	7.8	(19.6)	12.6
Income taxes payable, net	(2.8)	27.2	(22.6)	22.7
Deferred revenue	1.9	5.0	4.9	3.8
Customer advances	(0.8)	11.1	(7.3)	1.4
Other changes in operating assets and liabilities, net	4.5	(14.7)	11.6	(33.8)
Net cash provided by operating activities	90.8	149.6	130.8	229.2

Cash flows from investing activities:
Purchases of short-term investments	(48.9)	(81.4)	(126.5)	(159.4)
Maturities of short-term investments	42.6	77.4	165.0	118.7
Cash paid for acquisitions, net of cash acquired	(23.1)	(28.6)	(24.3)	(28.6)
Proceeds from disposal of product line	—	0.2	—	0.2
Purchases of property, plant and equipment	(11.1)	(11.4)	(37.1)	(34.2)
Proceeds from sales of property, plant and equipment	0.2	0.2	1.1	0.9
Net cash used in investing activities	(40.3)	(43.6)	(21.8)	(102.4)

Cash flows from financing activities:
Proceeds from revolving lines of credit	47.0	25.0	146.0	42.0
Repayment of revolving lines of credit	—	(129.5)	—	(129.5)
Repayment of other debt, net	(0.2)	(0.2)	(0.1)	(0.6)
Proceeds from issuance of common stock, net	1.3	3.8	11.5	10.8
Payment of contingent consideration	—	—	—	(3.0)
Repurchase of common stock	(16.5)	(65.1)	(160.0)	(90.0)
Changes in restricted cash	0.1	—	0.7	1.4
Cash payments to noncontrolling interest	—	(0.8)	(0.7)	(1.3)
Payment of dividends	(6.4)	—	(25.8)	—
Excess tax benefit related to stock option awards	0.9	—	1.2	2.2
Net cash provided by (used in) financing activities	26.2	(166.8)	(27.2)	(168.0)
Effect of exchange rate changes on cash and cash equivalents	(13.0)	(3.1)	(6.5)	(11.2)
Net change in cash and cash equivalents	63.7	(63.9)	75.3	(52.4)
Cash and cash equivalents at beginning of period	278.7	331.0	267.1	319.5
Cash and cash equivalents at end of period	$342.4	$267.1	$342.4	$267.1

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2016	2015	2016	2015
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$76.9	$70.7	$177.2	$145.7
Non-GAAP Adjustments:
Restructuring Costs	8.0	8.1	20.8	29.3
Acquisition-Related Costs	0.7	(3.3)	11.1	(4.7)
Purchased Intangible Amortization	5.5	5.3	21.7	20.8
Other Costs	0.9	2.9	7.1	24.1
Total Non-GAAP Adjustments:	$15.1	$13.0	$60.7	$69.5

Non-GAAP Operating Income	$92.0	$83.7	$237.9	$215.2
Non-GAAP Operating Margin	19.6%	17.5%	14.8%	13.3%

Non-GAAP Interest & Other Income (Expense), net	2.3	(3.4)	(8.8)	(17.5)
Non-GAAP Profit Before Tax	94.3	80.3	229.1	197.7

Non-GAAP Income Tax Provision	(20.5)	(15.3)	(35.9)	(43.4)
Non-GAAP Tax Rate	21.7%	19.1%	15.7%	22.0%

Minority Interest	(0.1)	(0.6)	(0.9)	(3.3)

Non-GAAP Net Income Attributable to Bruker	73.7	64.4	192.3	151.0

Weighted Average Shares Outstanding (Diluted)	160.7	168.7	162.2	169.1

Non-GAAP Earnings Per Share	$0.46	$0.38	$1.19	$0.89

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$220.4	$211.5	$742.5	$708.6
Non-GAAP Adjustments:
Restructuring Costs	4.6	5.3	11.0	21.2
Acquisition-Related Costs	(0.2)	1.3	2.1	2.5
Purchased Intangible Amortization	4.7	4.7	18.7	18.7
Other Costs	—	—	0.1	—
Total Non-GAAP Adjustments:	9.1	11.3	31.9	42.4
Non-GAAP Gross Profit	$229.5	$222.8	$774.4	$751.0
Non-GAAP Gross Margin	48.8%	46.6%	48.1%	46.2%
Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$11.5	$(3.4)	$0.4	$(17.7)
Non-GAAP Adjustments:
Bargain Purchase Gain	(9.2)	—	(9.2)	—
Sale of Product Line	—	—	—	0.2
Non-GAAP Interest & Other Income (Expense), net	$2.3	$(3.4)	$(8.8)	$(17.5)

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$90.8	$149.6	$130.8	$229.2
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(11.1)	(11.4)	(37.1)	(34.2)
Non-GAAP Free Cash Flow	$79.7	$138.2	$93.7	$195.0

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$478.2	$508.0	$1,623.8	$1,808.9
Non-GAAP Adjustments:
Acquisitions and divestitures	8.9	(3.1)	32.4	(37.1)
Currency	(6.4)	(39.2)	(8.3)	(184.4)
Organic	(10.4)	12.5	(36.6)	36.4
Total Non-GAAP Adjustments:	(7.9)	(29.8)	(12.5)	(185.1)
Non-GAAP Revenue	$470.3	$478.2	$1,611.3	$1,623.8
Organic Revenue Growth	-2.2%	2.5%	-2.3%	2.1%

Reconciliation of Non-GAAP EBITDA
Non-GAAP Net Income Attributable to Bruker (from above)	$73.7	$64.4	$192.3	$151.0
Non-GAAP Adjustments:
Interest Expense, net (1)	3.5	2.6	12.9	11.8
Non-GAAP Income Tax Provision (from above)	20.5	15.3	35.9	43.4
Depreciation Expense (2)	8.4	8.0	32.6	32.5
Amortization of Demonstration Inventories (3)	4.0	4.4	16.5	19.4
Total Non-GAAP Adjustments:	36.4	30.3	97.9	107.1
Non-GAAP EBITDA	$110.1	$94.7	$290.2	$258.1

(1)  GAAP Interest Expense, net

(2)  GAAP depreciation expense, as reconciled to the Statement of Cash Flows (shown below):

Reconciliation of GAAP Depreciation and Amortization per the Statement of Cash Flows
GAAP Depreciation and Amortization	$13.9	$13.3	$54.3	$53.3

Depreciation Expense	8.4	8.0	32.6	32.5
Purchased Intangible Amortization	5.5	5.3	21.7	20.8
	$13.9	$13.3	$54.3	$53.3

(3) GAAP write-down of demonstration inventories to net realizable value per the Statement of Cash Flows

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

Non-GAAP Operating Income (from above)	$92.0	$83.7	$237.9	$215.2
Less: Non-GAAP Income Tax Provision (from above)	(20.5)	(15.3)	(35.9)	(43.4)
Non-GAAP Operating Income after Tax	$71.5	$68.4	$202.0	$171.8

Average Total Invested Capital:
Average Long-Term Debt	$368.1	$253.6	$328.8	$310.1
Average Current portion of Long-Term Debt	20.1	65.5	10.4	0.7
Average Total Shareholders’ Equity	697.0	750.4	713.0	752.3
Less: Average Cash and Cash Equivalents	(310.5)	(299.1)	(304.8)	(293.3)
Average Total Invested Capital	$774.7	$770.4	$747.4	$769.8

Return on Invested Capital (ROIC)	9.2%	8.9%	27.0%	22.3%